Exhibit 10.32

Amended and Restated BCO Holding Company

Stock Incentive Plan

SECTION 1.

PURPOSE

The purpose of this Plan (as such term and any other capitalized terms used herein without definition are defined in Section 2) is to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase stockholder value by (a) motivating superior performance by means of service- and performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company and the Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its and their operations is largely dependent.

SECTION 2.

DEFINITIONS

Whenever used herein, the following terms shall have the respective meanings set forth below:

Act: the Securities Act of 1933, as amended.

Adjustment Event: shall mean (i) any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock, (ii) any recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares affecting the Common Stock, (iii) or any issuance of any warrants or rights offering (other than any such issuance or offering under the Plan) to purchase Common Stock at a price materially below Fair Market Value, or (iv) any other similar event affecting the Common Stock.

Board: the Board of Directors of the Company.

Cause: (i) the refusal or neglect of the Participant to perform substantially his or her employment-related duties, which has not been cured within twenty (20) calendar days after a written demand for substantial performance is delivered to such Participant, (ii) the Participant’s willful misconduct or breach of fiduciary duty, (iii) the

Participant’s conviction of or entering a plea of guilty or nolo contendere (or any applicable equivalent thereof) to a crime constituting a felony (or a crime or offense of equivalent magnitude in any jurisdiction) or his or her willful violation of any other law, rule, or regulation (other than a traffic violation or other offense or violation outside of the course of employment which in no way adversely affects the Company or any Subsidiary or its reputation or the ability of the Participant to perform his or her employment related duties or to represent the Company or any Subsidiary) or (iv) the material breach by the Participant of any covenant or agreement with the Company or any Subsidiary, or any written policy of the Company or any Subsidiary, not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary, which, in the case of a covenant, agreement or policy not to compete or interfere with the Company or any Subsidiary, has not been cured within twenty (20) calendar days after a written demand for substantial performance of such covenant, agreement or policy is delivered to such Participant; provided that, with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Cause” shall have the meaning specified in such Participant’s employment agreement or, in the case of any such Participant who is not party to an employment agreement but is a party to the Securityholders Agreement, “Cause” shall have the meaning specified in the Securityholders Agreement.

CEO: the Chief Executive Officer of the Company or, if such position is not then occupied, the Committee.

Change in Control: a transaction which, when aggregated with all prior transactions occurring after the Effective Date,

(i) involves the sale, exchange, transfer or other disposition by the Kelso Entities to one or more persons or entities that are not, immediately prior to such sale, affiliates of the Company or any Kelso Entity, of more than 50% of the Common Stock of the Company beneficially owned by the Kelso Entities as of the Effective Date, together with all purchases or other acquisitions by the Kelso Entities of the Common Stock occurring after Effective Date; or

(ii) involves the sale, exchange, transfer or other disposition of more than 50% of all of the assets of the Company and the Subsidiaries, taken as a whole, to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company or any Kelso Entity.

For purposes of this definition, a Public Offering shall not be a Change in Control; provided that, any Common Stock sold, exchanged, transferred or otherwise disposed of by the Kelso Entities in a Public Offering shall be counted for purposes of determining whether a Change in Control shall have occurred in connection with any other sale, exchange, transfer or other disposition of the Common Stock by the Kelso Entities.

Change in Control Price: the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

Code: the Internal Revenue Code of 1986, as amended.

Committee: the Compensation Committee of the Board or, if there shall not be any committee then serving, the Board.

Common Stock: the common stock of the Company, par value $.01 per share.

Company: BCO Holding Company, a Delaware corporation, and any successor thereto.

Disability: the termination of a Participant’s employment with the Company or any Subsidiary as a result of such Participant’s incapacity due to reasonably documented physical or mental illness that shall have prevented such Participant from performing his duties for the Company on a full-time basis for more than six months and within 30 days after written notice of termination has been given to such Participant, such Participant shall not have returned to the full time performance of his duties. The date of termination in the case of a termination due to “Disability” shall be deemed to be the last day of the aforementioned 30-day period. Notwithstanding the foregoing, (i) with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Disability” shall have the meaning, if any, assigned to such term or substantially similar terms in such Participant’s employment agreement or, with respect to any such Participant who is not a party to an employment agreement but is a party to the Securityholders Agreement, “Disability” shall have the meaning, if any, specified in the Securityholders Agreement, and (ii) in the event a Participant whose employment with the Company terminates due to Disability continues to serve as a director of or a consultant to the Company, such Participant’s employment with the Company shall not be deemed to have terminated for purposes of the Plan or any Option agreement evidencing Options granted to such Participant until the date as of which such Participant’s services as a director of and consultant to the Company shall have also terminated.

Effective Date: February 7, 2003.

Employee: any officer or other key employee of the Company or any Subsidiary.

Fair Market Value: if no Public Offering has occurred, the fair market value of a share of Common Stock as determined in accordance with the Securityholders Agreement. Following a Public Offering, the Fair Market Value, on any date of determination, shall mean the average of the closing sales prices for a share of Common Stock as reported on a national exchange for each of the ten business days preceding the date of determination or the average of the last transaction prices for a share of Common Stock as reported on a nationally recognized system of price quotation for each of the ten business days preceding the date of determination. In the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

Good Reason: the termination of a Participant’s employment with the Company or any Subsidiary shall be for “Good Reason” if such Participant voluntarily terminates his or her employment with the Company or any Subsidiary as a result of either of the following: (i) without such Participant’s prior written consent, a significant reduction by the Company or any Subsidiary of his or her current salary, other than any such reduction which is part of a general salary reduction or other concessionary arrangement affecting all employees or affecting the group of employees of which the Participant is a member proportionately (after receipt by the Company or such Subsidiary of written notice and the expiration of a 20-day cure period) or (ii) the taking of any action by the Company or any Subsidiary that would substantially diminish the aggregate value of the benefits provided him or her under the Company’s or such Subsidiary’s accident, disability, life insurance and any other employee benefit plans in which he or she was participating on the date of his or her execution of the applicable Option agreement, other than any such reduction which is (A) required by law, (B) implemented in connection with a general concessionary arrangement affecting all employees or affecting the group of employees of which the Participant is a member proportionately or (C) generally applicable to all beneficiaries of such plans (after receipt by the Company or such Subsidiary of written notice and a 20-day cure period); provided that, with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Good Reason” shall have the meaning, if any, specified in such Participant’s employment agreement or, in the case of any such Participant who is not a party to an employment agreement but is a party to the Securityholders Agreement, “Good Reason” shall have the meaning, if any, specified in the Securityholders Agreement.

Kelso: Kelso Investment Associates VI, L.P.

Kelso Entities: collectively, Kelso and KEP VI, LLC.

Marketable Securities: any securities that are (i) of a class listed on a national exchange or on NASDAQ, (ii) freely tradable on such national exchange or on NASDAQ, or not freely tradable but for which registration rights are currently available, and (iii) not subject to any contractual restriction on transfer.

Option: the right to purchase Common Stock pursuant to the terms of the Plan at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an “Incentive Stock Option” within the meaning of section 422 of the Code (an “Incentive Stock Option”) or (ii) an Option which is not an Incentive Stock Option (a “Non-Qualified Stock Option”).

Other Award: any award made by the Committee, other than an Option, relating to Common Stock.

Participant: any Employee designated by the Committee to receive an award of Options or Other Award under the Plan.

Permitted Transferee: a transferee permitted under Sections 1.3 or 1.4 of the Securityholders Agreement.

Plan: this BCO Holding Company Stock Incentive Plan, as set forth herein and as the same may be amended from time to time in accordance with its terms.

Public Offering: a public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission that covers shares of Common Stock that, after the closing of such public offering, will be traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System.

Registration Rights Agreement: the Registration Rights Agreement, dated as of Effective Date, among the Company, the Kelso Entities and certain other stockholders of the Company, as it may be amended from time to time.

Retirement: the termination of a Participant’s employment with the Company or any Subsidiary on or after the date the Participant attains age 65. Notwithstanding the foregoing, (i) with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Retirement” shall have the meaning, if any, specified in such Participant’s employment agreement or, with respect to any such Participant who is not party to an employment agreement but is a party to the Securityholders Agreement, “Retirement” shall have the meaning, if any, specified in the Securityholders Agreement, and (ii) in the event a Participant whose employment with the Company terminates due to Retirement continues to serve as a director of or a consultant to the Company, such Participant’s employment with the Company shall not be deemed to have terminated for purposes of the Plan or any Option agreement evidencing Options granted to such Participant until the date as of which such Participant’s services as a director of and consultant to the Company shall have also terminated, at which time the Participant shall be deemed to have terminated employment due to retirement.

Securityholders Agreement: the Securityholders Agreement, dated as of Effective Date, among the Company, the Kelso Entities and certain other stockholders of the Company, as it may be amended from time to time.

Subsidiary: any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

Voluntary Resignation: the termination of a Participant’s employment with the Company or any Subsidiary due to such Participant’s voluntary resignation; provided that, with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Voluntary Resignation” shall have the meaning, if any, specified in such Participant’s employment agreement or, in the case of any Participant who is not a party to an employment agreement but is a party to the Securityholders Agreement, “Voluntary Resignation” shall have the meaning, if any, specified in the Securityholders Agreement.

SECTION 3.

ELIGIBILITY AND PARTICIPATION

Subject to the approval of the Committee, which shall not be unreasonably withheld, Participants in the Plan shall be those Employees selected by the CEO or other authorized person to participate in the Plan and receive Options (which may include Employees who are members of the Committee). The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other award or incentive plan of the Company or any Subsidiary.

SECTION 4.

ADMINISTRATION

4.1. Power to Grant and Establish Terms of Options. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees to whom Options shall be granted (which may include Employees who are members of the Committee) and the terms and conditions of any and all Options, including, but not limited to, the number of shares of Common Stock covered by each Option, the time or times at which Options shall be granted and the terms and provisions of the instruments by which Options shall be evidenced and to designate Options as Incentive Stock Options or Non-Qualified Stock Options. The proper officers of the Company may suggest to the CEO or Committee the Participants who should receive Options. Subject to the terms of the Plan, the terms and conditions of each Option grant shall be determined by the Committee at the time of grant and, subject to Section 8, such terms and conditions shall not be subsequently changed in a manner which would be adverse to the Participant without the consent of the Participant to whom such Option has been granted, even if this Plan shall be subsequently amended. The Committee may establish different terms and conditions for different Participants receiving Options and for the same Participant for each Option such Participant may receive, whether or not granted at the same or different times. The grant of any Option to any Employee shall neither entitle such Employee to, nor disqualify him from, the grant of any other Options.

4.2. Power to Grant Other Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees to whom Other Awards shall be granted (which may include Employees who are members of the Committee), the terms and conditions of any and all Other Awards, and all other matters to be determined in connection with the grant of Other Awards. Subject to the terms of the Plan, the terms and conditions of each Other Award shall be determined by the Committee at the time of grant and, subject to Section 8, such terms and conditions shall not be subsequently changed in a manner which would be adverse to the Participant without the consent of the Participant to whom such Other Award has been granted, even if this Plan shall be subsequently amended. The Committee may establish different terms and conditions for different Participants receiving Other Awards and for the same Participant for each Other Award such Participant may receive, whether or not granted at the same or different times. The grant of any Other Award to any Employee shall neither entitle such Employee to, nor disqualify him from, the grant of any Other Awards or Options.

4.3. Substitute Options. The Committee shall have the right, subject to the consent of Participants to whom Options have been granted, to grant in substitution for outstanding Options, replacement Options which may contain terms more favorable to the Participant than the Options they replace, including, without limitation, a lower exercise price (subject to Section 6.2), and to cancel replaced Options.

4.4. Administration. The Committee shall be responsible for the administration of the Plan. Any Options or Other Awards granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its sole discretion. The Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

SECTION 5.

STOCK SUBJECT TO PLAN

5.1. Number. Subject to the provisions of Section 5.3, the number of shares of Common Stock subject to Options and Other Awards under the Plan may not exceed 2,395,103 shares. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares not reserved for any other purpose.

5.2. Canceled, Terminated or Forfeited Awards. Any shares of Common Stock subject to an Option or Other Awards which for any reason expires or is canceled, terminated, forfeited, substituted for or otherwise settled without the issuance of such shares of Common Stock shall again be available for grant under the Plan.

5.3. Adjustment in Capitalization. The aggregate number of shares of Common Stock available for grants of Options or Other Awards under Section 5.1 or subject to outstanding Option grants or Other Awards and the respective prices and/or vesting criteria applicable to outstanding Options or Other Awards shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, each Adjustment Event. To the extent deemed equitable and appropriate by the Committee, in its good faith judgment, and subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction (other than a Change in Control), any Option granted or Other Awards under the Plan shall pertain to the securities or other property to which a holder of the number of shares of Common Stock covered by the Option or Other Award would have been entitled to receive in connection with such event.

SECTION 6.

STOCK OPTIONS

6.1. Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options pursuant to this Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee on the date of award of an Option, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. The Committee shall determine the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Options or any portion thereof shall become vested or exercisable and otherwise shall be in substantially the form of the Option agreement attached hereto as Exhibit A, subject to such changes not inconsistent with the Plan as the Committee shall determine, in its good faith judgment, to be equitable and appropriate.

6.2. Option Price. Non-Qualified Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price per share of Common Stock determined by the Committee, provided that such per share exercise price may not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

6.3. Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose at the time of grant of such Options, subject to the Committee’s right to accelerate the exercisability of such Options in its discretion. Notwithstanding the foregoing, no Option shall be exercisable on or after the tenth anniversary of the date on which it is granted. Except as may be provided in any provision approved by the Committee pursuant to this Section 6.3, after becoming exercisable each installment of an Option shall remain exercisable until expiration, termination or cancellation of the Option. Subject to Section 9.7, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable.

6.4. Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that (x) as a condition to the issuance of any shares of Common Stock upon the exercise of the Options prior to a Public Offering, the Participant become a party to the Securityholders Agreement and the Registration Rights Agreement with respect to such shares, (y) written notice of exercise be given to the Company and (z) the Option exercise price be paid in full at the time of exercise in one of the following ways: (i) in cash or cash equivalents, or (ii) in unencumbered shares of Common Stock which have been owned by the Participant for at least six months (or such longer period as is required by applicable accounting standards to avoid a charge to earnings) having an aggregate Fair Market Value on the date of exercise equal to such aggregate Option exercise price or in a combination of cash and such unencumbered shares of Common Stock. Subject to Section 9.4, as soon as practicable after receipt of a written exercise notice, payment of the Option exercise price and receipt of evidence of the Participant’s execution of the Securityholders Agreement and the Registration Rights

Agreement in accordance with this Section 6.4, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Stock.

6.5. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the federal income tax treatment afforded under section 421 of the Code.

6.6. Repurchase of Options. Unless otherwise determined by the Committee at the time of grant, upon any termination of a Participant’s employment with the Company or any Subsidiary, the Company may repurchase all or any portion of the Options then held by such Participant that are exercisable as of the date of such termination for a cash payment equal to the excess, if any, of (i) the Fair Market Value of the shares of Common Stock subject to such Option (or to the portion thereof so purchased), over (ii) the aggregate Option exercise price for such shares and on such other terms and conditions as the Committee shall establish at the date of grant.

6.7. Termination of Employment Due to Retirement or Other Special Termination. Subject to Section 6.6, unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment with the Company or any Subsidiary terminates by reason of Retirement, without Cause or for Good Reason any Options granted to such Participant which, on or prior to the date of such termination, have become exercisable in accordance with Section 6.3, may be exercised at any time prior to the first anniversary of the Participant’s termination of employment or the expiration of the term of the Options, whichever period is shorter.

6.8. Termination of Employment Due to Death or Disability. Subject to Section 6.6, unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment with the Company or any Subsidiary terminates by reason of death or Disability, any Options granted to such Participant which, on or prior to the date of such termination, have become exercisable in accordance with Section 6.3, may be exercised by the Participant or the Participant’s designated beneficiary (or, if no such beneficiary is named, in accordance with Section 9.2) at any time prior to the first anniversary of the Participant’s termination of employment or the expiration of the term of the Options, whichever period is shorter.

6.9. Termination of Employment For Cause. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment with the Company or any Subsidiary is terminated for Cause, all Options granted to such Participant which are then outstanding (whether or not exercisable on or prior to the date of such termination) shall be immediately forfeited and canceled.

6.10. Termination of Employment Due to Voluntary Resignation or For Any Other Reason. Subject to Section 6.6, unless otherwise determined by the Committee at or after the time of grant, in the event the Participant’s employment with the Company or any Subsidiary terminates due to Voluntary Resignation or for any reason other than one described in Sections 6.7, 6.8 or 6.9, any Options granted to such Participant which, on or prior to the date of such termination, have become exercisable in accordance with Section 6.3, may be exercised at any time during the 60 day period following the Participant’s termination of employment or the expiration of the term of such Options, whichever period is shorter.

6.11. Termination of Options. Unless otherwise determined by the Committee at the date of grant, upon the termination of a Participant’s employment, any Options that are not then exercisable shall terminate and be canceled effective upon the date of such termination.

6.12. Committee Discretion. Notwithstanding anything else contained in this Section 6 to the contrary, the Committee may permit all or any portion of any Options to be exercised following a Participant’s termination of employment for any reason on such terms and subject to such conditions not less favorable to such Participant than those terms and conditions provided for herein or in the Option agreement evidencing the grant to such Participant of the applicable Options, as the Committee shall determine for a period up to and including, but not beyond, the expiration of the term of such Options.

SECTION 7.

CHANGE IN CONTROL

7.1. Accelerated Vesting and Payment. Unless otherwise determined by the Committee at the time of grant, in the event of a Change in Control, each Option that, by its terms, becomes exercisable solely upon the completion of a stated period of service (whether or not then exercisable), together with any outstanding Options that, prior to or in connection with such Change in Control, have become exercisable in connection with the attainment of performance objectives, shall be canceled in exchange for a payment in cash by the Company to each Option holder of an amount equal to the excess of the Change in Control Price over the exercise price for such Option (except as provided in Section 7.2 below).

7.2. Alternative Awards. Notwithstanding Section 7.1, if provided in the Option agreement evidencing the Options, no cancellation, cash settlement or other payment shall occur with respect to any Option that would otherwise have been canceled pursuant to Section 7.1 if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”) by a Participant’s employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

(i) provide for the accelerated vesting of such Options that would otherwise have been canceled pursuant to Section 7.1 (to the extent not previously vested at the time of the Change in Control);

(ii) provide such Participant (or each Participant in a class of Participants) with other rights and entitlements substantially equivalent to or better than the rights applicable under such Option, including, but not limited to, a substantially similar or better exercise or vesting schedule and substantially similar or better timing and methods of payment;

(iii) have substantially equivalent economic value to such Option (determined at the time of the Change in Control); and

(iv) have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated following a change in control, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability (including vesting) applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

7.3. Conflict with Option Agreement. With respect to any Options granted hereunder that may become exercisable upon the attainment of performance objectives, in the event of a conflict between this Section 7 and the terms and conditions set forth in the Option agreement evidencing such Options, the terms and conditions set forth in the Option agreement evidencing such Options shall control.

7.4. Limitation on Benefits. Notwithstanding anything contained in the Plan or an Option agreement to the contrary (i) to the extent that any of the payments and benefits provided for under the Plan, an applicable Option agreement or any other agreement or arrangement between the Company and a Participant (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of section 280G of the Code, the amount of such Payments shall be reduced to the amount that would result in no portion of the Payments being subject to the excise tax imposed pursuant to section 4999 of the Code and (ii) if and to the extent any Payments in respect of the Options that vest based on the performance of a minimum period of service would, absent application of this clause (ii), be an “excess parachute payment” within the meaning of section 280G of the Code (and the regulations promulgated thereunder), such Options shall not accelerate in the event of a Change in Control (notwithstanding Section 7.1), and shall be honored, assumed or new rights substituted therefor by a Participant’s employer (or the parent or a subsidiary of such employer) in such Change in Control in accordance with Section 7.2. If Payments that would otherwise be reduced or eliminated, as the case may be, pursuant to the immediately preceding sentence would not be so reduced or eliminated, as the case may be, if the shareholder approval requirements of section 280G(b)(5) of the Code are capable of being satisfied, the Company shall use its reasonable best efforts to cause such payments to be submitted for such approval prior to the Change in Control giving rise to such payments.

SECTION 8.

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

8.1. In General. The Committee may at its discretion at any time and from time to time alter, amend, suspend, or terminate the Plan and any unvested Options or Other Awards (but not any previously granted vested Options or Other Awards) in whole or in part, including without limitation, amending the criteria for Option vesting and exercisability set forth in Section 6 hereof (or in any Option agreement), substituting alternative vesting and exercisability criteria and imposing certain blackout periods on Options, provided, however, that (i) such alteration, amendment, suspension or termination shall preserve the economic value, and vesting and exercisability, as determined by the Committee in its sole good faith discretion, of any previously granted Option or Other Award and (ii) the Committee shall only be permitted to alter, amend, suspend or terminate previously granted unvested Options or Other Awards with the consent of the holders of a majority of such Options or Other Awards.

8.2. Public Offering. Unless otherwise determined by the Committee, in the event of a Public Offering, the Committee shall have the authority to amend any outstanding Options or Other Awards to provide for (i) subject to Section 8.1 above, the substitution of the exercisability criteria that may relate to the Kelso Entities’ return on their investment with criteria based on stock price and (ii) the imposition of certain blackout periods, in each case, as the Committee shall determine to be appropriate; provided, however that such amendments shall preserve the economic value, and vesting and exercisability of the Options or Other Awards, as determined by the Committee in its sole good faith discretion. In exercising its authority pursuant to clause (i) of the immediately preceding sentence, the Committee shall consider the progress made towards achieving the exercisability criteria that may relate to the Kelso Entities’ return on their investment as of the date the Committee exercises such authority.

SECTION 9.

MISCELLANEOUS PROVISIONS

9.1. Nontransferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Option or Other Award to be transferred to a Permitted Transferee, no Option or Other Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Option or Other Award granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or, if permitted by the Committee, any such Permitted Transferee.

9.2. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid or Options outstanding at the Participant’s death shall be paid to or exercisable by the Participant’s surviving spouse, if any, or otherwise to or by his estate.

9.3. No Guarantee of Employment or Participation; No Additional Compensation for Loss of Rights Under Plan. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Option grants or Other Awards. If any Participant’s employment with the Company or any Subsidiary shall be terminated for any reason, such Participant shall not be entitled to any compensation or other form of remuneration with respect to such termination (except as otherwise provided herein) to compensate such Participant for the loss of any rights under the Plan notwithstanding any provision to the contrary in his or her contract of employment.

9.4. Tax Withholding. The Company or any Subsidiary shall have the power to withhold, or require a Participant to remit to the Company or such Subsidiary promptly upon notification of the amount due, an amount sufficient to satisfy the statutory minimum federal, state, local and foreign withholding tax requirements with respect to any Option or Other Award and the Company or such Subsidiary may defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied.

9.5. Indemnification. Each person who is or shall have been a member of the Board or the Committee (an “Indemnified Person”) shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such Indemnified Person in connection with or resulting from any claim, action, suit or proceeding to which such Indemnified Person may be made a party or in which such Indemnified Person may be involved by reason of any action taken or failure to act under the Plan or any option agreement and against and from any and all amounts paid by such Indemnified Person in settlement thereof, with the Company’s approval, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person; provided that, such Indemnified Person acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding had no reasonable cause to believe his or her conduct was unlawful; provided further that, such Indemnified Person shall give the Company an opportunity, at its own expense, to handle and defend the same before such Indemnified Person undertakes to handle and defend it on such Indemnified Person’s own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such Indemnified Person may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law or otherwise.

9.6. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property.

9.7. Requirements of Law. The granting of Options and Other Awards, the exercisability of any Options and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

9.8. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

9.9. No Impact On Benefits. Options granted under the Plan are not compensation for purposes of calculating an Employee’s rights under any employee benefit plan.

9.10. Securities Law Compliance. Instruments evidencing the grant of Options may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that a Participant represent to the Company in writing, when such Participant receives shares upon exercise of an Option (or at such other time as the Committee deems appropriate) that such Participant is acquiring such shares (unless they are then covered by an effective registration statement filed under the Act) for such Participant’s own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of such Participant. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with all applicable securities laws.

9.11. Freedom of Action. Subject to Section 7, nothing in the Plan or any agreement entered into pursuant to this Plan shall be construed as limiting or preventing the Company or any Subsidiary from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

9.12. No Fiduciary Relationship. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company or any Subsidiary and any Participant or executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons.

9.13. No Right to Particular Assets. Any reserves that may be established by the Company in connection with this Plan shall continue to be held as part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant.

9.14. Unsecured Creditor. To the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

9.15. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

9.16. Term of Plan. This Plan shall be effective as of Effective Date and shall expire on the tenth anniversary of such date (except as to Options or Other Awards outstanding on that date), unless sooner terminated pursuant to Section 8.